Exhibit 10.1

First Northwest Bancorp
2015 Equity Incentive Plan

ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION
Section 1.1    Establishment of the Plan.
First Northwest Bancorp (the “Company”) hereby establishes an incentive compensation plan to be known as the “First Northwest Bancorp 2015 Equity Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Restricted Stock Units.
The Plan was originally adopted effective as of July 28, 2015 by the Board, and became effective on November 16, 2015 (the “Effective Date”), the date the Plan was approved by the Company’s shareholders.
Section 1.2    Purpose of the Plan.
The purpose of the Plan is to promote the long-term growth and profitability of First Northwest Bancorp, to provide Plan Participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide Plan Participants with incentives that are closely linked to the interests of all shareholders of First Northwest Bancorp. The Plan is not intended to expose the Company to imprudent risks.

Section 1.3     Duration of the Plan.
Subject to approval by the shareholders of the Company, the Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article VIII herein. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date. Nor may an Incentive Stock Option be granted under the Plan on or after the tenth anniversary of the date the Plan was adopted by the Board.

ARTICLE II
DEFINITIONS
The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:
Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f), respectively, of the Code.
Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or a Restricted Stock Award.
Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.
Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Incentive Stock Option or Non-Qualified Stock Option (the “Option”) granted to such Participant that are exercisable, following the Participant’s death.
Board means the Board of Directors of First Northwest Bancorp and any successor thereto.
Change in Control means any of the following events:

(a)any third Person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, that becomes the beneficial owner of Shares with respect to which 25 percent or more of the total number of votes that may be cast for the election of the Board (other than a tax-qualified plan of the Company or its Affiliate);
(b)consummation of a plan of reorganization, merger, acquisition, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity;
(c)as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election(s), or combination of the foregoing, the individuals who were members of the Board of Directors on the date of adoption of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of adoption of this Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or
(d)a tender offer or exchange offer for 25 percent or more of the total outstanding Shares is completed (other than such an offer by the Company).
Code means the Internal Revenue Code of 1986, as amended from time to time.
Committee means the Committee described in Article IV.
Company means First Northwest Bancorp, a Washington corporation, and any successor thereto.
Director means any individual who is a member of the Board or the board of directors of an Affiliate or an advisory or emeritus director of the Company or an Affiliate who is not currently an Employee.
Disability means a total and permanent disability, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.
Employee means a full-time or part-time employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under the Plan.
Effective Date means the date on which the Plan is approved by the shareholders of First Northwest Bancorp.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Exercise Period means the period during which an Option may be exercised.
Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option. If the Fair Market Value (as defined below) for Exercise Price purposes is determined to be less than fair market value of the underlying Shares as determined under Section 409A (the “Section 409A Fair Market Value”), then the Exercise Price shall automatically adjust to be the Section 409A Fair Market Value. The Committee may take such actions as it determines necessary to carry out the preceding sentence.
Fair Market Value means, with respect to a Share on a specified date:
(a)    If the Shares are listed on any U.S. national securities exchange registered under the Exchange Act (“National Exchange”), the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(b)    If the Shares are not listed on a National Exchange but are traded on the over-the-counter market or other similar system, the mean between the closing bid and the asked price for the Shares at the close of trading in the over-the-counter market or other similar system on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and
(c)    In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.
In no event shall the Fair Market Value for Exercise Price purposes be less than Fair Market Value of the underlying Shares as determined under Section 409A.
Family Member means with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, registered domestic partner (as determined under state law), sibling, niece, nephew, mother-in-law, father in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.
Federal Reserve Board means the Board of Governors of the Federal Reserve System.
Incentive Stock Option means a right to purchase Shares that is granted to an Employee that is designated by the Committee to be an Incentive Stock Option and that satisfies the requirements of Section 422 of the Code.
Incumbent Board means the members of the Board on the date of adoption of this Plan.
Involuntary Separation from Service means an “involuntary separation from service” within the meaning of United States Treasury Regulations Section 1.409A-1(n), which shall include a voluntary separation from service for good reason as defined therein.
Non-Qualified Stock Option means a right to purchase Shares that is not an Incentive Stock Option.
Option means either an Incentive Stock Option or a Non-Qualified Stock Option.
Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.
Participant means any Employee or Director who is selected by the Committee to receive an Award.
Period of Restriction means the period during which the entitlement of a Participant under a Restricted Stock Award is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.
Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.
Plan means this First Northwest Bancorp 2015 Equity Incentive Plan, as amended from time to time.
Restricted Stock means an award of Shares granted subject to a Period of Restriction pursuant to Article VI.
Restricted Stock Award means an award of Restricted Stock or Restricted Stock Units pursuant to Article VI.

Restricted Stock Units means an Award denominated in units subject to a Period of Restriction granted pursuant to Article VI.
Retirement means, subject to the terms of an Award, (i) in the case of an Employee, the termination of a Participant’s employment with the Company and its Affiliates, other than a Termination for Cause, after the Participant has attained age 65, and (ii) with respect to non-employee Directors, the termination of Service as a Director of the Company and its Affiliates or any successors thereto after reaching normal retirement age as established by the Company, other than a Termination for Cause.
Section 409A means Section 409A of the Code and any regulations or guidance of general applicability thereunder.
Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a Director or Employee of the Company or any Affiliate.
Share means a share of common stock, par value $.01 per share, of First Northwest Bancorp.
Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates. No act or failure to act on a Participant’s part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.
Vesting Date means the date or dates on which the grant of an Option is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable (i.e., at the end of a Period of Restriction).
ARTICLE III
AVAILABLE SHARES
Section 3.1    Shares Available Under the Plan.
Subject to adjustment under Article VIII, the aggregate number of Shares representing Awards shall not exceed 1,834,050 Shares.
Section 3.2    Shares Available for Options.
Subject to adjustment under Article VIII, the maximum aggregate number of Shares with respect to which Options may be granted under the Plan shall be 1,310,036 Shares. Subject to adjustment under Article VIII, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,310,036 Shares. The maximum aggregate number of Shares which may be issued upon exercise of Options to any one individual shall be limited as follows:
(a)    the total number of Options available for grant to non-Employee Directors in the aggregate shall be limited to 30 percent of the number of Shares indicated above;
(b)    the total number of Options available for grant to any one non-Employee Director shall be limited to five percent of the number of Shares indicated above; and
(c)    the total number of Options available for grant to any Employee shall be limited to 25 percent of the number of Shares indicated above.

Section 3.3    Shares Available for Restricted Stock Awards.
Subject to adjustment under Article VIII, the maximum aggregate number of Shares with respect to which Restricted Stock Awards may be granted under the Plan shall be 524,014 Shares. The Shares with respect to which Restricted Stock Awards may be made under the Plan may be either authorized and unissued Shares, or previously issued Shares that have been reacquired by the Company (subject to any required regulatory approvals). The maximum aggregate number of Shares which may be issued upon Award or vesting of Restricted Stock Awards shall be limited as follows:
(a)    the total number of Restricted Stock Awards available for grant to non-Employee Directors as a group shall be limited to 30 percent of the number of Shares indicated above;
(b)    the total number of Restricted Stock Awards available for grant to any one non-Employee Director shall be limited to five percent of the number of Shares indicated above; and
(c)    the total number of Restricted Stock Awards available for grant to any Employee shall be limited to 25 percent of the number of Shares indicated above.
Section 3.4    Additional Regulatory Restrictions.
As of the Effective Date, the following additional regulatory restrictions shall apply:
(a)    No Award may vest (or restrictions with respect to such Award lapse) beginning earlier than one year from the Effective Date of the Plan and all Awards shall vest no more rapidly than in annual installments of 20 percent of the total Award.
(b)    The accelerated vesting of Awards shall not be permitted except upon the Participant’s death or Disability, or upon a Change in Control.
(c)    Executive officers and Directors must exercise or forfeit any Options awarded to them in the event the Company becomes critically undercapitalized under the applicable regulatory capital requirements, is subject to an enforcement action, or receives a capital directive under Federal Reserve Board regulation section 263.83 (12 C.F.R. 263.83), or if directed to so do by the Federal Reserve Board, the Company’s primary regulator.
Section 3.5    Computation of Shares Issued.
For purposes of this Article III, Shares shall be considered issued pursuant to this Plan only if actually issued upon the exercise of an Option or in connection with the vesting of Restricted Stock Award. Any Award subsequently forfeited, in whole or in part, shall not be considered issued. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under this Plan. To the extent that Shares are delivered pursuant to the exercise of an Option, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued.
ARTICLE IV
ADMINISTRATION
Section 4.1    Committee.
(a)    This Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code or a successor rule or regulation, a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director,” and shall satisfy any other membership requirements, under the corporate governance rules and regulations imposing independence and other membership standards on committees performing similar functions promulgated by any National Exchange or quotation system on which the Shares are listed.

(b)    The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.
(c)    The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
Section 4.2    Committee Powers.
Subject to the terms and conditions of this Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan. The Committee shall have full power except as limited by law or by the charter or by-laws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article VIII herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, rule, or regulation, the Committee may delegate its authorities as identified hereunder. All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS
Section 5.1    Grant of Options.
(a)    Subject to the limitations of this Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option at the time of grant and, if not designated as either, shall be a Non-Qualified Stock Option. Only employees of the Company or its Affiliates may receive Incentive Stock Options.
(b)    Any Option granted shall be evidenced by an Award Agreement which shall:
(i)    specify the number of Shares covered by the Option;
(ii)    specify the Exercise Price;
(iii)    specify the Exercise Period;
(iv)    specify the Vesting Date; and
(v)    contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe. No Option terms shall be permitted that would cause the Option to be subject to Section 409A.
Section 5.2    Size of Option.
Subject to the restrictions of this Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3    Exercise Price.
The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.
Section 5.4    Exercise Period.
The Exercise Period during which an Option may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:
(a)    the date specified by the Committee in the Award Agreement;
(b)    unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability, Retirement or a Termination for Cause;
(c)    unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death, Disability or Retirement;
(d)    as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or
(e)    the last day of the ten-year period commencing on the date on which the Option was granted.
An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.
Section 5.5    Vesting Date.
(a)    Subject to any restrictions set forth in this Plan, the Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.
(b)    Unless otherwise determined by the Committee and specified in the Award Agreement:
(i)    if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Option shall be forfeited without consideration;
(ii)    if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and
(iii)    if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, and the Participant experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested Option Award shall be accelerated to the date of the Participant’s Involuntary Separation from Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Option Award or replace the outstanding Option Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Option Award on the date of the Change in Control, then the Vesting Date of such outstanding Option Award shall be accelerated to the earliest date of the Change in Control.

Section 5.6    Additional Restrictions on Incentive Stock Options.
An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:
(a)    Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the Option is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.
(b)    Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an Incentive Stock Option.
(c)    The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.
(d)    Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.
Section 5.7    Method of Exercise.
(a)    Subject to the limitations of this Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased. An Option Holder shall exercise an Option to purchase Shares by:
(i)    giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;
(ii)    delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and
(iii)    satisfying such other conditions as may be prescribed in the Award Agreement.
(b)    The Exercise Price of the Shares to be purchased upon exercise of any Option shall be paid in full:
(i)    in cash (by certified or bank check or such other instrument as the Company may accept); or
(ii)    if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or
(iii)    if and to the extent permitted by the Committee, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iv)    by any combination thereof.
Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.
(c)    When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate or cause the Shares to be issued by book-entry procedures, in either event evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.
Section 5.8    Limitations on Options.
(a)    An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under this Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member; and provided further, than an Incentive Stock Option may be transferred to a trust if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held by the trust. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.
(b)    The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under this Plan prior to:
(i)    the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which the Shares may then be listed or traded; or
(ii)    the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
(c)    An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his or her death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

(d)    No Option may be held in a margin account of the Option Holder.
Section 5.9    Prohibition Against Option Repricing.
Except as provided in Section 8.3 of this Plan and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to this Plan to amend or modify the Exercise Price of any such Option(including by cash buyouts, option exchanges, and certain voluntary surrender of underwater options where Shares surrendered may subsequently be re-granted), or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Option or Award.
ARTICLE VI
RESTRICTED STOCK AWARDS
Section 6.1    In General.
(a)    Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:
(i)    the number of Shares of Restricted Stock or Restricted Stock Units covered by the Restricted Stock Award;
(ii)    the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Restricted Stock or Restricted Stock Units;
(iii)    the date of grant of the Restricted Stock Award;
(iv)    the Period of Restriction for the Restricted Stock Award and the performance conditions, if any, which must be satisfied in order for the Period of Restriction to end and the Vesting Date to occur;
(v)    as to Awards of Restricted Stock, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and
(i)    as to Awards of Restricted Stock Units, the rights of the Participant with respect to attributes of the Restricted Stock Units which are the equivalent of dividends and other rights and preferences associated with such Shares and the circumstances pursuant to which Restricted Stock Units shall be converted to Shares.
Restricted Stock Awards may contain such other terms and conditions not inconsistent with this Plan as the Committee may, in its discretion, prescribe.
Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit Award. Unless otherwise specified in the Award, when and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee in its sole discretion.
As to Awards awarding Restricted Stock Units, the terms of the Award shall either result in the Restricted Stock Units not being subject to Section 409A or, if the Restricted Stock Units are subject to Section 409A, include terms that cause the Restricted Stock Units to comply with Section 409A.
(b)    All Awards of Restricted Stock shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant, subject to written transfer restriction instructions issued to the Company’s stock transfer agent, together with an irrevocable stock power executed by the Participant in favor of and held by the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award. The Shares shall at all times prior to the applicable Vesting Date be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between First Northwest Bancorp and [Name of Participant] dated [Award Date] made pursuant to the terms of the First Northwest Bancorp 2015 Equity Incentive Plan, copies of which are on file at the executive offices of First Northwest Bancorp and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.
or such other restrictive communication or legend as the Committee, in its discretion, may specify.
(c)    Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Restricted Stock Award under the Plan, apply to the Committee for approval to transfer all or any portion of such Restricted Stock Award which is then unvested to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Stock Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Stock Award depends on the life, Service or other status of the Participant, such privilege of the Restricted Stock Award for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically addressed herein.
Section 6.2    Vesting Date.
(a)    The Period of Restriction and Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.
(b)    Unless otherwise determined by the Committee and specified in the Award Agreement:
(i)    if the Participant terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Shares shall be forfeited without consideration;
(ii)    if the Participant terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant’s Service with the Company; and
(iii)    if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, and the Participant experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested Restricted Stock Award shall be accelerated to the date of the Participant’s Involuntary Separation from Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Restricted Stock Award or replace the outstanding Restricted Stock Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Restricted Stock Award on the date of the Change in Control, then the Vesting Date of such outstanding Restricted Stock Award shall be accelerated to the earliest date of the Change in Control.
Section 6.3    Dividend Rights.
Unless otherwise specified in the Award Agreement:
(a)    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(b)    Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant. The Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit Award agreement.
Section 6.4    Voting Rights.
(a)     Unless otherwise specified in the Award Agreement, a Participant who is awarded Shares of Restricted Stock hereunder may exercise full voting rights with respect to those Shares, including during the Period of Restriction.
(b)     A Participant shall have no voting rights with respect to the Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.
Section 6.5    Designation of Beneficiary.
A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Restricted Stock or Shares distributed in satisfaction of any unvested Restricted Stock Units that become vested on the date of the Participant’s death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.
Section 6.6    Manner of Distribution of Awards.
The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under this Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
ARTICLE VII
ADDITIONAL TAX PROVISION
The Company shall have the power and the right to deduct or withhold, or require a Person to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s federal employment obligation under the Federal Insurance Contributions Act, or FICA) required by law (without obligation to optimize tax results for the Participant) to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan. In this regard, where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.
ARTICLE VIII
AMENDMENT AND TERMINATION

Section 8.1    Termination
The Board may suspend or terminate this Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, this Plan shall terminate automatically on the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards previously granted under this Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.
Section 8.2    Amendment.
The Board may amend or revise this Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any National Exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of this Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision. No amendment to this Plan shall, without the Participant’s consent, reduce or diminish the value of any outstanding Award determined as if the Award had been exercised, vested or otherwise settled on the date of such amendment (the per share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award), unless otherwise stated in the terms of the applicable Award Agreement or necessary to comply with a regulatory requirement.
Section 8.3    Adjustments in the Event of Business Reorganization.
In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:
(a)     the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;
(b)    the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and
(c)    the Exercise Price of Options.
In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Status as an Employee Benefit Plan
This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. This Plan shall be construed and administered so as to effectuate this intent.

Section 9.2    No Right to Continued Service.
Neither the establishment of this Plan nor any provisions of this Plan nor any action of the Board or Committee with respect to this Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a Director or an Employee. The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though this Plan had not been adopted.
Section 9.3    Construction of Language.
Whenever appropriate in this Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 9.4    Severability.
In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 9.5    Governing Law.
This Plan shall be construed, administered and enforced according to the laws of the State of Washington without giving effect to the conflict of laws principles thereof. The federal and state courts located in the County or contiguous counties in which the Company’s headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 9.6    Headings.
The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of this Plan, the text shall control.
Section 9.7    Non-Alienation of Benefits.
The right to receive a benefit under this Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.
Section 9.8    Notices.
Any communication required or permitted to be given under this Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
(a)    If to the Committee:
First Northwest Bancorp
105 West 8th Street
Port Angeles, Washington 98362
        Attention: Corporate Secretary

(b)    If to a Participant, to such person’s address as shown in the Company’s records.

Section 9.9    Approval of Shareholders.
This Plan shall be subject to approval by the Company’s shareholders within twelve months after the date the Board adopts the Plan.
Section 9.10    Clawback.
All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.
Section 9.11    Compliance with Section 409A.
It is intended that the payments and benefits provided under this Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A.  This Plan and all Award Agreements shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under this Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in their individual capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. With respect to any amount payable under an Award that constitutes a deferral of compensation within the meaning of Section 409A, the Plan is intended to comply with Section 409A, and the Plan shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereunder is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement (or such later time as permitted under Section 409A that does not cause the amount to be considered a deferral of compensation for purposes of Section 409A, or at such other time that complies with Section 409A). In the case of amounts intended to be deferrals of compensation subject to Section 409A, if the amount is subject to a deferral election by the Participant, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount that is subject to Section 409A becomes payable under an Award as a result of the Participant's “separation from service” (as defined under Section 409A) other than due to death, and the Participant is a “specified employee” (as defined under Section 409A), then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.